Exhibit 23.3
Consent of Netherland, Sewell & Associates, Inc.
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reserve reports for the years ended December 31, 2004, 2003 and 2002, each of which is included in the Annual Report on Form 10-K of Ultra Petroleum Corp. for the year ended December 31, 2004.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Frederic D. Sewell

Name: Frederic D. Sewell
Title: Chairman and Chief Executive Officer
Dallas, Texas
February 16, 2006